Exhibit 5.2

PricewaterhouseCoopers ABN 52 780 433 757

Darling Park Tower 2
201 Sussex Street
GPO BOX 2650
SYDNEY NSW 1171
DX 77 Sydney
Australia
www.pwcglobal.com/au
Telephone +61 2 8266 0000
Facsimile + 61 2 8266 9999
Direct +61 2 8266 5118
Direct Fax +61 2 8286 5118

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

May 26, 2003

We consent to the reference to our firm under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form F-9 and related Prospectus of Placer Dome Inc. for the registration of US$200,000,000 6-3/8% exchange debentures due 2033 and to the use, through incorporation by reference therein to cover both prospectus and registration statement, of our report dated August 27, 2002 to the shareholders of AurionGold Limited on the following financial statement:

•	Balance sheets as of June 30, 2002 and June 30, 2001; and

•	Statements of income, retained earnings and cash flows for the years ended June 30, 2002 and June 30, 2001.

Yours faithfully

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

/s/ Peter Buchholz

Peter Buchholz